UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 24, 2020

(Date of earliest event reported)

LA JOLLA PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-36282

California	33-0361285
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4550 Towne Centre Court, San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 207-4264

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LJPC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 24, 2020, La Jolla Pharmaceutical Company (“La Jolla”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tetraphase Pharmaceuticals, Inc., a Delaware corporation (“Tetraphase”), and TTP Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of La Jolla (“Merger Sub”). The Merger Agreement provides for the acquisition of Tetraphase by La Jolla through a cash tender offer (the “Offer”) by Merger Sub for all of Tetraphase’s outstanding shares of common stock (“Common Stock”), for: (i) $2.00 per share of Common Stock (the “Cash Consideration”), and (ii) one contingent value right (a “CVR”) per share representing the right to receive certain consideration based on the achievement of net sales milestones, in an aggregate amount of up to $16.0 million (together with the Cash Consideration, the “Offer Price”).

Tetraphase’s Board of Directors (the “Board”) has unanimously approved the Merger and the Merger Agreement and recommended that the stockholders of Tetraphase accept the Offer and tender their shares of Common Stock pursuant to the Offer. Under the Merger Agreement, La Jolla is required to commence the Offer as promptly as reasonably practicable, and in any event on or prior to June 29, 2020.

Pursuant to the terms of the Merger Agreement, as of immediately prior to the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders, (i) each outstanding share of Common Stock of Tetraphase, other than any shares owned by La Jolla, Merger Sub or Tetraphase, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be converted into the right to receive the Offer Price, (ii) each option to purchase shares of Common Stock from Tetraphase (“Tetraphase Options”), whether vested or unvested, will terminate and will be of no further force and effect and (iii) each outstanding and unvested restricted stock unit (“Tetraphase RSU”) and each outstanding and unvested performance-vested restricted stock unit with respect to shares of Common Stock (“Tetraphase PRSU”) shall vest in full and automatically be cancelled and converted into the right to receive the product of (a) the total number of shares of Common Stock then underlying such Tetraphase RSU or Tetraphase PRSU, as applicable, multiplied by (b) the Offer Price, without any interest thereon and subject to applicable withholding.

Under the Merger Agreement, the outstanding warrants of Tetraphase shall each be treated in accordance with their terms, except that, pursuant to the Support Agreements and the Exchange Agreement described below, (i) each outstanding common stock warrant issued by Tetraphase in November 2019 (the “November 2019 Warrants”) shall be converted into the right to receive, at the closing of the Merger, $2.68 per share of Common Stock underlying the November 2019 Warrants, (ii) each outstanding common stock warrant issued by Tetraphase in January 2020 (the “January 2020 Warrants”) shall be converted into the right to receive, at the closing of the Merger, $2.69 per share of Common Stock underlying the January 2020 Warrants, and (iii) each outstanding pre-funded warrant will be converted into the right to receive the product of (a) in the case of pre-funded November 2019 Warrants, 99.50%, and in the case of pre-funded January 2020 Warrants, 99.95%, and (b) each element of the Offer Price, for each share of Tetraphase’s common stock underlying such pre-funded warrants.

Merger Sub’s obligation to accept shares of Common Stock tendered in the Offer is subject to customary closing conditions, including: (i) that the number of shares of Tetraphase Common Stock validly tendered and not validly withdrawn, together with any shares of Common Stock beneficially owned by La Jolla or any subsidiary of La Jolla, equals at least one share more than 50% of all shares of Common Stock then outstanding (treating, for such purpose, Tetraphase RSUs and Tetraphase PRSUs as outstanding); (ii) the absence of any injunction or legal restraint that has the effect of prohibiting the consummation of the Offer or making the Offer or the Merger illegal; (iii) since the date of the Merger Agreement, there shall not have occurred any Company Material Adverse Effect (as defined in the Merger Agreement) with respect to Tetraphase; (iv) compliance by Tetraphase with its covenants under the Merger Agreement; (v) the accuracy of representations and warranties made by Tetraphase in the Merger Agreement; (vi) the absence of any pending legal proceeding in which a governmental body is a party challenging the Offer or the Merger; and (vii) other customary conditions. The obligations of La Jolla and Merger Sub to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

Following the completion of the Offer, subject to the absence of injunctions or other legal restraints preventing the consummation of the Merger, Merger Sub will merge with and into Tetraphase, with Tetraphase surviving as a wholly owned subsidiary of La Jolla, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law, without any additional stockholder approvals. The Merger will be effected as soon as practicable following the time of purchase by Merger Sub of shares of Common Stock validly tendered and not withdrawn in the Offer.

The Merger Agreement contains customary representations and warranties from both Tetraphase, on the one hand, and La Jolla and Merger Sub, on the other hand. It also contains customary covenants, including covenants providing for Tetraphase to: (i) use commercially reasonable efforts to cause each of Tetraphase and its subsidiaries to conduct its business and operations in the ordinary course and in accordance in all material respects with past practice; (ii) not to engage in specified types of transactions during such period; (iii) not to solicit proposals or, subject to certain exceptions, engage in discussions relating to alternative acquisition proposals or change the recommendation of the Board to Tetraphase’s stockholders regarding the Merger Agreement; and (iv) use commercially reasonable efforts to attempt to ensure that each of Tetraphase and its subsidiaries preserves intact the material components of its current business organization and maintains its relations and goodwill with all material suppliers, material customers, material licensors and governmental entities.

The Merger Agreement contains customary termination rights for both La Jolla and Merger Sub, on the one hand, and Tetraphase, on the other hand, including, among others, for failure to consummate the Offer on or before August 18, 2020 (the “End Date”). If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement (including under specified circumstances in connection with Tetraphase’s entry into an agreement with respect to a superior proposal), Tetraphase will be required to pay La Jolla a termination fee of $2,040,000. In addition, if the Merger Agreement is terminated by La Jolla or Tetraphase because the acceptance time for the tender offer did not occur prior to the End Date or the tender offer expires in accordance with its terms without Merger Sub purchasing any shares of Common Stock, Tetraphase will be required to reimburse La Jolla for certain transaction expenses, not to exceed $200,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Tetraphase, La Jolla, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by Tetraphase, on the one hand, and La Jolla and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between Tetraphase, on the one hand, and La Jolla and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about Tetraphase, La Jolla, Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Tetraphase’s public disclosures.

Concurrently with the execution of the Merger Agreement, La Jolla delivered to Tetraphase a duly executed guarantee of Tang Capital Partners, LP, a Delaware limited partnership, dated as of the date of the Merger Agreement, in respect of the certain of La Jolla’s and Merger Sub’s obligations arising under, or in connection with, the Merger Agreement and the CVR Agreement. No consideration was paid by La Jolla or Merger Sub with respect to the entry into the guarantee agreement.

Contingent Value Rights Agreement

At or prior to the Acceptance Time under the Merger Agreement, La Jolla will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a duly qualified rights agent (the “Rights Agent”). The CVRs represent the right to receive contingent payments, payable to the Rights Agent for the benefit of the holders of CVRs, of up to $16.0 million in the aggregate, payable in cash, without interest, and allocated among the outstanding CVRs, if the following milestones are achieved:

•	$2.5 million upon the achievement of annual net sales in the United States for XERAVA of at least $20 million during calendar year 2021;

•	$4.5 million upon the achievement of annual net sales in the United States for XERAVA of at least $35 million during any calendar year ending on or prior to December 31, 2024; and

•	$9.0 million upon the achievement of annual net sales in the United States for XERAVA of at least $55 million during any calendar year ending on or prior to December 31, 2024.

The CVR Agreement provides that all milestones or a combination of any two milestones can be earned in the same year, in which case all such applicable milestone amounts shall be payable. The right to the contingent consideration as evidenced by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of CVR Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Support Agreements and Exchange Agreement

On June 24, 2020, concurrently with the execution of the Merger Agreement, La Jolla entered into Support Agreements (the “Support Agreements”) with the parties thereto (including certain entities holding shares of Common Stock on their behalf), and collectively beneficially owning approximately 20% of the outstanding voting power of Tetraphase, pursuant to which each such person or entity agreed, among other things, to vote against other proposals to acquire Tetraphase and, subject to certain exceptions, to tender his, her or its shares of Common Stock pursuant to the Offer. Stockholders party to Support Agreements holding warrants to purchase Common Stock have also agreed to the treatment of their outstanding warrants described above. In addition, Tetraphase entered into an exchange agreement (the “Exchange Agreement”) with a holder of Tetraphase warrants under which the holder agreed to the treatment of warrants specified above.

The foregoing descriptions of the Support Agreements and the Exchange Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the form of Support Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference, and the full text of the form of Exchange Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among the La Jolla, Merger Sub and Tetraphase, dated June 24, 2020.

10.1	Form of Contingent Value Rights Agreement, by and between La Jolla and the Rights Agent.

10.2	Form of Support Agreement, dated June 24, 2020, by and among La Jolla, Merger Sub and the stockholder named therein.

10.3	Form of Exchange Agreement, dated June 24, 2020, by and among La Jolla, Merger Sub and the holder named therein.

Additional Information

The tender offer for the outstanding shares of Tetraphase referenced in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that La Jolla and Merger Sub will file with the Securities and Exchange Commission. At the time the tender offer is commenced, La Jolla and Merger Sub will file with the SEC a Tender Offer Statement on Schedule TO, and thereafter Tetraphase will file a Solicitation/Recommendation Statement with the Securities and Exchange Commission on Schedule 14D-9 with respect to the tender offer. Tetraphase stockholders are strongly advised to read the tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents that have yet to be filed) and the Solicitation/Recommendation Statement because they will contain important information that should be read carefully before any decision is made with respect to the tender offer. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available for free at the SEC’s website at www.sec.gov. Free copies of these materials and other tender offer documents will be made available by the information agent for the tender offer.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, Tetraphase and La Jolla file annual, quarterly and special reports, proxy statements and other information with the SEC. Tetraphase’s filings with the SEC are available to the public from the website maintained by the SEC at www.sec.gov. Additional copies of the tender offer materials may be obtained for free by contacting La Jolla Pharmaceutical Company at 4550 Towne Centre Court, San Diego, California 92121, Attention: Chief Financial Officer.

Forward-Looking Statements

Any statements in this Form 8-K regarding the proposed transaction between La Jolla and Tetraphase, the expected timetable for completing the transaction, future financial and operating results, benefits of the transaction, future opportunities for the combined company and any other statements about future expectations, beliefs, goals, plans or prospectus constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates,” and similar expressions), should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the risk that the proposed Offer and Merger may not be completed in a timely manner, or at all; risks as to the percentage of Tetraphase stockholders tendering their shares in the Offer; the possibility that competing offers for Tetraphase will be made; the failure to satisfy all of the closing conditions of the Offer and/or the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, the Offer and/or the other proposed transactions; the effect of the announcement or pendency of the Offer, Merger or other proposed transactions on the business, operating results, and relationships with customers, suppliers, competitors and others for La Jolla and/or Tetraphase; risks that the Offer, Merger or other proposed transactions may disrupt current plans and business operations of La Jolla and/or Tetraphase; potential difficulties retaining Tetraphase employees as a result of the proposed transactions; risks related to the diverting of management’s attention from ongoing business operations; the outcome of any legal proceedings that may be instituted related to the Merger Agreement, the Offer, the Merger or the other proposed transactions; concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including COVID-19; risks associated with competition, and other commercial and other risk factors discussed in the “Risk Factors” section of La Jolla’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent periodic reports filed with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and La Jolla specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

Date: June 24, 2020	By:	/s/ Michael Hearne
Michael Hearne
Chief Financial Officer